Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 29, 2018	Financial Contact: Christian Rothe, 612-623-6205 Media Contact: Charlotte Boyd, 612-623-6153 Charlotte_M_Boyd@graco.com

Graco Reports 2017 Financial Results
Finishes Year with Double-digit Percentage Annual Sales Growth

MINNEAPOLIS (January 29, 2018) - Graco Inc. (NYSE: GGG) today announced results for the fourth quarter and year ended December 29, 2017.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 29, 2017	Dec 30, 2016	% Change	Dec 29, 2017	Dec 30, 2016	% Change
Net Sales	$374.9	$349.1	7%	$1,474.7	$1,329.3	11%
Operating Earnings	76.2	(106.9)	171%	360.4	113.9	217%
Net Earnings	36.4	(104.2)	135%	252.4	40.7	521%
Diluted Net Earnings per Common Share	$0.21	$(0.61)	134%	$1.45	$0.24	504%

Adjusted (non-GAAP) (1):
Operating Earnings, adjusted	$88.3	$85.1	4%	$372.5	$305.9	22%
Net Earnings, adjusted	59.4	57.2	4%	249.4	202.1	23%
Diluted Net Earnings per Common Share, adjusted	$0.34	$0.33	3%	$1.43	$1.18	21%
(1) Excludes impacts of non-recurring income tax adjustments, changes in accounting for stock compensation, and pension restructuring in 2017. Also excludes the effects of impairment charges recorded in 2016. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

•
Sales for the quarter increased in all segments and regions. There were 14 weeks in the fiscal fourth quarter of 2016 compared to 13 weeks in 2017. All segments finished with double-digit percentage growth for the year.

•	Gross margin rates for the quarter and year remained strong.

•	Increases in sales and earnings-based incentives, spending on growth initiatives and the pension settlement loss contributed to higher operating expenses in the fourth quarter of 2017.

•	Diluted earnings per share in 2017 include a benefit of $0.09 for the quarter and $0.21 for the year from a required change in accounting for stock compensation.

•	Non-recurring income tax adjustments reduced diluted earnings per share in 2017 by $0.17 for the quarter and $0.14 for the year.

•	2016 results included impairment charges that reduced diluted earnings per share for the quarter and year by $0.94.

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“Outstanding execution throughout 2017 by Graco’s employees, suppliers, channel partners and end users drove record quarterly sales in each quarter of 2017 and double-digit growth for the year,” said Patrick J. McHale, Graco’s President and CEO. “Our investments in product development, new markets and geographic expansion are producing nice returns. Contractor segment growth was particularly strong in the fourth quarter, which resulted in rebate and growth incentives that pressured gross and operating margins for the segment as well as an unfavorable mix for the overall Company in the quarter. The tiers for these incentives are reset at the beginning of each year based on sales levels achieved in the prior year and have a history of driving growth, so we are happy to pay for these programs.”

Consolidated Results

Sales for the quarter increased 7 percent, with increases of 5 percent in the Americas, 11 percent in EMEA (4 percent at consistent translation rates) and 11 percent in Asia Pacific (9 percent at consistent translation rates). Sales for the year increased 11 percent, with increases of 9 percent in the Americas, 10 percent in EMEA and 16 percent in Asia Pacific. Changes in currency translation rates increased sales by approximately $7 million (2 percentage points) for the quarter and did not have a significant impact on sales for the year.

Gross profit margin rates improved slightly for both the quarter and the year. Favorable effects from currency translation, higher production volume and realized pricing were partially offset by the unfavorable impact of product mix.

The Company restructured its funded U.S. pension plan in 2017. The restructuring resulted in a $12 million pension settlement loss that was included in general and administrative expense in the fourth quarter and reduced diluted earnings per share by $0.04. Total operating expenses for 2016 included an impairment charge of $192 million in the fourth quarter.

Total operating expenses for the quarter increased $25 million (25 percent) compared to the fourth quarter before impairment charges last year. The increase includes the $12 million pension settlement loss, $3 million of increases in sales and earnings-based incentives and $1 million of incremental spending on growth initiatives. Operating expenses for the year increased $30 million (8 percent), with volume and rate-related increases and the pension settlement loss accounting for most of the increase.

The effective income tax rate was 51 percent for the quarter and 27 percent for the year. Adoption of a new accounting standard, requiring excess tax benefits related to stock option exercises to be credited to the income tax provision (formerly credited to equity), reduced the tax provision by $16 million for the quarter and $36 million for the year, decreasing the effective tax rate for the quarter and year by 21 and 10 percentage points, respectively. U.S. federal income tax reform legislation passed at the end of 2017 required a revaluation of net deferred tax assets and instituted a toll charge on unrepatriated foreign earnings that increased the tax provision by a total of $36 million, increasing the effective tax rate by 48 percentage points for the quarter and 10 percentage points for the year. Effects of tax planning and other non-recurring tax changes decreased the effective rate by 6 percentage points for the quarter and 3 percentage points for the year.

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Segment Results

Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses and asset impairments. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the Segment Information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months Ended			Twelve Months Ended
	Industrial	Process	Contractor	Industrial	Process	Contractor
Net Sales (in millions)	$182.3	$77.6	$115.0	$692.0	$294.7	$488.1
Percentage change from last year
Sales	4%	10%	11%	10%	11%	13%
Operating earnings	1%	27%	3%	15%	46%	24%
Operating earnings as a percentage of sales
2017	33%	17%	18%	34%	18%	23%
2016	34%	15%	19%	33%	13%	21%

Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months Ended				Twelve Months Ended
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	(1)%	0%	1%	0%	6%	0%	0%	6%
EMEA	(2)%	0%	8%	6%	6%	1%	1%	8%
Asia Pacific	10%	0%	2%	12%	18%	1%	(1)%	18%
Consolidated	1%	1%	2%	4%	9%	1%	0%	10%

Industrial segment sales growth in the fourth quarter was limited by a decline in sales of finishing systems compared to a record quarter for finishing systems in the prior year. Increased spending on product and regional growth initiatives resulted in a 1 percentage point decrease in operating margin compared to last year. For the year, higher sales volume, including strong finishing systems growth, and expense leverage drove a 1 percentage point increase in operating margin rate.

Components of net sales change by geographic region for the Process segment were as follows:

	Three Months Ended				Twelve Months Ended
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	4%	1%	0%	5%	10%	0%	0%	10%
EMEA	14%	1%	5%	20%	9%	0%	(2)%	7%
Asia Pacific	15%	1%	2%	18%	17%	0%	(1)%	16%
Consolidated	7%	1%	2%	10%	11%	0%	0%	11%

The Process segment had solid sales growth for the quarter in all product applications. For the year, legacy product applications had double-digit percentage growth while Oil and Natural Gas sales were flat for the year. Operating margin rates for this segment increased 2 percentage points for the quarter and 5 percentage points for the year, driven by higher sales volume, favorable expense leverage and a decrease in intangible amortization related to the impairment recorded in the fourth quarter of 2016.

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Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months Ended				Twelve Months Ended
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	10%	0%	0%	10%	12%	0%	0%	12%
EMEA	11%	0%	7%	18%	17%	0%	2%	19%
Asia Pacific	(2)%	0%	2%	0%	9%	0%	0%	9%
Consolidated	9%	0%	2%	11%	12%	0%	1%	13%

Contractor segment sales for the quarter and year increased in all channels. Increases in volume-based customer incentives, product launch and promotion costs and changes in product mix drove the operating margin rate for the quarter 1 percentage point lower than last year. Contractor segment operating margin rate for the year increased 2 percentage points compared to last year due to higher sales volume, improved gross margin rate and favorable expense leverage.

Outlook

“We are initiating an outlook for the full-year 2018 of mid single-digit growth on an organic, constant currency basis, with growth expected in every region and reportable segment,” said McHale. “Demand levels in the fourth quarter remained solid and provide a foundation for our full-year outlook. While Industrial segment sales growth in the fourth quarter was low, bookings were better than billings and indicative of a capital equipment environment that remains stable-to-improving.”

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Financial Results Adjusted for Comparability

There were multiple events in the last two years that caused significant fluctuations in financial results, including impairment charges recorded in 2016, changes in accounting for tax benefits related to stock compensation, federal income tax reform and pension plan restructuring in 2017. Excluding the impacts of those events presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP measurements of adjusted operating earnings, earnings before income taxes, income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 29, 2017	Dec 30, 2016	Dec 29, 2017	Dec 30, 2016
Operating earnings, as reported	$76.2	$(106.9)	$360.4	$113.9
Pension settlement loss	12.1	—	12.1	—
Impairment	—	192.0	—	192.0
Operating earnings, adjusted	$88.3	$85.1	$372.5	$305.9

Earnings before income taxes	$73.5	$(111.0)	$347.1	$96.7
Adjustments	12.1	192.0	12.1	192.0
Earnings before income taxes, adjusted	$85.6	$81.0	$359.2	$288.7

Income taxes, as reported	$37.1	$(6.8)	$94.7	$56.0
Excess tax benefit from option exercises	15.8	—	36.3	—
Income tax reform	(35.6)	—	(35.6)	—
Other non-recurring tax changes	4.5	—	10.0	—
Tax effects of adjustments	4.4	30.6	4.4	30.6
Income taxes, adjusted	$26.2	$23.8	$109.8	$86.6

Effective income tax rate
As reported	51%	6%	27%	58%
Adjusted	31%	29%	31%	30%

Net Earnings, as reported	$36.4	$(104.2)	$252.4	$40.7
Impairment, net	—	161.4	—	161.4
Pension settlement loss, net	7.7	—	7.7	—
Excess tax benefit from option exercises	(15.8)	—	(36.3)	—
Income tax reform	35.6	—	35.6	—
Other non-recurring tax changes	(4.5)	—	(10.0)	—
Net Earnings, adjusted	$59.4	$57.2	$249.4	$202.1

Weighted Average Diluted Shares	175.7	171.3	174.3	170.9
Diluted Earnings per Share
As reported	$0.21	$(0.61)	$1.45	$0.24
Adjusted	$0.34	$0.33	$1.43	$1.18

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Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our 2016 Overview report, press releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are forward-looking statements. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; economic conditions in the United States and other major world economies; changes in tax rates and interpretation of related tax regulations; changes in currency translation rates; changes in laws and regulations; compliance with anti-corruption and trade laws; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; the possibility of asset impairments if acquired businesses do not meet performance expectations; political instability; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business as well as indemnification claims under our asset purchase agreement with Carlisle Companies Incorporated, Carlisle Fluid Technologies, Inc., and Finishing Brands Holdings Inc.; the possibility of decline in purchases from a few large customers of the Contractor segment; variations in activity in the construction, automotive, mining and oil and natural gas industries; our ability to attract, develop and retain qualified personnel; and catastrophic events. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2016 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, Jan. 30, 2018, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time webcast of the conference call will be broadcast live over the Internet. Individuals wanting to listen and view slides can access the call at the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

For those unable to listen to the live event, a replay will be available soon after the conference call at Graco’s website, or by telephone beginning at approximately 2 p.m. ET on Jan. 30, 2018, by dialing 888-203-1112, Conference ID #1103021, if calling within the U.S. or Canada. The dial-in number for international participants is 719-457-0820, with the same Conference ID #. The replay by telephone will be available through Feb. 3, 2018.

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About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com or on Twitter @GracoInc.

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 29, 2017	Dec 30, 2016	Dec 29, 2017	Dec 30, 2016
Net Sales	$374,859	$349,063	$1,474,744	$1,329,293
Cost of products sold	174,489	164,359	681,695	621,054
Gross Profit	200,370	184,704	793,049	708,239
Product development	15,891	15,642	60,106	60,606
Selling, marketing and distribution	64,550	57,147	233,462	215,253
General and administrative	43,709	26,771	139,034	126,481
Impairment	—	192,020	—	192,020
Operating Earnings (Loss)	76,220	(106,876)	360,447	113,879
Interest expense	4,092	4,122	16,202	17,590
Other expense (income), net	(1,395)	(28)	(2,849)	(366)
Earnings (Loss) Before Income Taxes	73,523	(110,970)	347,094	96,655
Income taxes	37,131	(6,757)	94,682	55,981
Net Earnings (Loss)	$36,392	$(104,213)	$252,412	$40,674
Net Earnings (Loss) per Common Share
Basic	$0.22	$(0.62)	$1.50	$0.24
Diluted	$0.21	$(0.61)	$1.45	$0.24
Weighted Average Number of Shares
Basic	168,924	167,234	167,925	166,850
Diluted	175,738	171,308	174,318	170,876

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 29, 2017	Dec 30, 2016	Dec 29, 2017	Dec 30, 2016
Net Sales
Industrial	$182,259	$174,603	$691,978	$629,581
Process	77,568	70,562	294,652	266,630
Contractor	115,032	103,898	488,114	433,082
Total	$374,859	$349,063	$1,474,744	$1,329,293
Operating Earnings
Industrial	$60,579	$59,764	$237,700	$207,183
Process	13,247	10,445	52,216	35,750
Contractor	20,649	20,137	113,898	91,837
Unallocated corporate (expense)	(18,255)	(5,202)	(43,367)	(28,871)
Impairment	—	(192,020)	—	(192,020)
Total	$76,220	$(106,876)	$360,447	$113,879

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 29, 2017	Dec 30, 2016
ASSETS
Current Assets
Cash and cash equivalents	$103,662	$52,365
Accounts receivable, less allowances of $14,000 and $12,700	256,421	218,365
Inventories	239,349	201,609
Other current assets	32,494	31,023
Total current assets	631,926	503,362
Property, Plant and Equipment, net	204,298	189,596
Goodwill	278,789	259,849
Other Intangible Assets, net	183,056	178,336
Deferred Income Taxes	50,916	86,653
Other Assets	30,220	25,313
Total Assets	$1,379,205	$1,243,109
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$6,578	$8,913
Trade accounts payable	48,748	39,988
Salaries and incentives	55,884	37,109
Dividends payable	22,260	20,088
Other current liabilities	100,956	71,887
Total current liabilities	234,426	177,985
Long-term Debt	226,035	305,685
Retirement Benefits and Deferred Compensation	172,411	159,250
Deferred Income Taxes	17,253	17,672
Other Non-current Liabilities	6,017	8,697
Shareholders’ Equity
Common stock	169,319	55,834
Additional paid-in-capital	499,934	453,394
Retained earnings	181,599	206,820
Accumulated other comprehensive income (loss)	(127,789)	(142,228)
Total shareholders’ equity	723,063	573,820
Total Liabilities and Shareholders’ Equity	$1,379,205	$1,243,109

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 29, 2017	Dec 30, 2016
Cash Flows From Operating Activities
Net Earnings	$252,412	$40,674
Adjustments to reconcile net earnings to net cash provided by operating activities
Impairment	—	192,020
Depreciation and amortization	45,583	48,290
Deferred income taxes	34,446	(35,561)
Share-based compensation	23,652	21,134
Change in
Accounts receivable	(28,010)	4,506
Inventories	(32,011)	(693)
Trade accounts payable	4,588	553
Salaries and incentives	11,431	(6,809)
Retirement benefits and deferred compensation	6,920	10,995
Other accrued liabilities	23,909	3,298
Other	(5,056)	(2,401)
Net cash provided by operating activities	337,864	276,006
Cash Flows From Investing Activities
Property, plant and equipment additions	(40,194)	(42,113)
Acquisition of businesses, net of cash acquired	(27,905)	(48,946)
Change in restricted assets	(12)	288
Other	(348)	(164)
Net cash provided by (used in) investing activities	(68,459)	(90,935)
Cash Flows From Financing Activities
Borrowings (payments) on short-term lines of credit, net	(3,026)	(5,995)
Borrowings on long-term line of credit	315,920	648,134
Payments on long-term line of credit	(395,570)	(735,144)
Payments of debt issuance costs	—	(860)
Common stock issued	60,685	35,796
Common stock repurchased	(90,160)	(50,497)
Taxes paid related to net share settlement of equity awards	(24,448)	(3,165)
Cash dividends paid	(80,477)	(73,434)
Net cash provided by (used in) financing activities	(217,076)	(185,165)
Effect of exchange rate changes on cash	(1,032)	164
Net increase (decrease) in cash and cash equivalents	51,297	70
Cash and Cash Equivalents
Beginning of year	52,365	52,295
End of year	$103,662	$52,365

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